                                                                EXHIBIT 12


STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                           FEB. 29          FEB. 28
                                                         -----------      -----------
                                                             2000             1999
                                                         -----------      -----------
EARNINGS
Income before income taxes, minority interests,
    loss on discontinued operations, and
    extraordinary charge                                 $ (71,671)       $ (42,612)
Less: Income from equity investments                        (1,899)          (6,863)
Distributions from equity investments                          -             12,440
Fixed charges                                               30,772           26,584
Less: Capitalized Interest                                     -               (516)
                                                         -----------      -----------
    Earnings                                             $ (42,798)       $ (10,967)
                                                         ===========      ===========

FIXED CHARGES
Interest expense                                         $  27,360        $  23,204
Capitalized interest                                           -                516
Interest portion of rental expense*                          3,412            2,864
                                                         -----------      -----------
    Fixed charges                                        $  30,772        $  26,584
                                                         ===========      ===========

                                                         ===========      ===========
RATIO OF EARNINGS TO FIXED CHARGES                                --x              --x x
                                                         ===========      ===========



(1) For the year ended February 28, 1999, earnings are inadequate to cover fixed charges by approximately $37.6 million.
(2) For the year ended February 29, 2000, earnings are inadequate to cover fixed charges by approximately $73.6 million.